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                                                                 EXHIBIT 99g(ii)

                               FIRST AMENDMENT TO
                     AMENDED AND RESTATED CUSTODIAN CONTRACT

                           HARTFORD SERIES FUND, INC.

                        Effective _________________, 2003

State Street Bank and Trust Company
801 Pennsylvania
Kansas City, MO 64105

Re:      HARTFORD SERIES FUND, INC.
         NOTICE OF ADDITIONAL PORTFOLIO

Dear Sir or Madam:

This notice of an additional portfolio is provided to you pursuant to Section
18.2 of the Amended and Restated Custodian Contract between Hartford Series Fund, Inc. (the "Fund") and State Street Bank and Trust Company dated August 29, 2002 (the "Contract").

The Fund hereby requests that State Street act as Custodian for the following new portfolio of the Fund under the terms of the Contract:

-    HARTFORD EQUITY INCOME HLS FUND

Please indicate your acceptance by executing two copies of this letter, returning one to the Fund and retaining one for your records.

                           HARTFORD SERIES FUND, INC.


                           By:
                                -----------------------------------
                                Name:
                                Title:

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
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Name:
       -----------------------------
Title:
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